UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52032	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On Monday, June 11, 2007, Resource Bank, a Virginia Beach based bank owned by Fulton Financial of Lancaster, Pennsylvania, filed a lawsuit against Monarch Bank and fourteen new employees of Monarch Mortgage in the Circuit Court for the City of Norfolk, Virginia. The lawsuit is related to the recent hiring by Monarch of several mortgage company employees from Resource Mortgage, a division of Resource Bank and Fulton Financial. The Bank is named in four of the nine counts in the lawsuit. The lawsuit seeks $15,000,000 in compensatory and $350,000 in punitive damages from Monarch and the individual defendants. Resource filed suit after a complaint was filed in Virginia Beach Circuit Court on Friday, June 8, 2007, by two of the ex-senior managers of Resource Mortgage, who are now employees of Monarch Bank, related to compensation and other post-employment issues.

Monarch Bank believes the claims against the Bank are without merit, and will aggressively defend the action. At all times Monarch Bank acted properly and above-board with respect to hiring the individuals named in the complaint and in its actions involving Resource.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: June 13, 2007	/s/ Brad E. Schwartz
Brad E. Schwartz, Executive Vice President
Chief Financial & Operating Officer

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